Exhibit 3.8

BYLAWS

OF

RUTH’S CHRIS STEAK HOUSE #10, INC.,

A California Corporation

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of California.

Section 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive offices of the Corporation.

Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the third Tuesday of May in each year at 10 o’clock a.m.; provided, however, that should that day fall upon a legal holiday or a weekend, then such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected and any other proper business may be transacted.

Section 3. SPECIAL MEETINGS. A special meeting of the shareholders, for the purpose of taking any action permitted by the California General Corporation Law and the Articles of Incorporation, may be called at any time by the Board of Directors, by the President, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at any such meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing,

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specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be given forthwith to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than twenty (20) nor more than sixty (60) days after the receipt of the request. If the notice is not given within ten (10) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4. NOTICE OF SHAREHOLDERS’ MEETINGS. Written notice of any meeting of shareholders shall be given to each shareholder entitled to vote, either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If no such address appears on the books of the Corporation and a shareholder has given no address for the purpose of notice, then notice shall be deemed to have been given to such shareholder if it is (i) sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or (ii) published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, an assistant secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice.

If any notice addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given to the shareholder without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the

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principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders.

Such written notice shall be given to each shareholder entitled to vote at the meeting not less than ten (10) (or, if sent by third-class mail, fifteen (15)) days nor more than sixty (60) days before the date of the meeting. Such written notice shall state:

(a) the place, the date, and the hour of the meeting; and

(b) in the case of a special meeting, the general nature of the business to be transacted (and that no other business may be transacted at such meeting); and

(c) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the requirements of (d), (e) and (f) below, any proper matter may be presented at the meeting for action by the shareholders; and

(d) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board for election; and

(e) the general nature of any proposal to take action with respect to approval of (i) a contract or other transaction between the Corporation and one or more of its directors or other persons described in Section 310 of the California General Corporation Law, (ii) an amendment of the Articles of Incorporation, (iii) a reorganization of the Corporation as defined in Section 181 of the California General Corporation Law, (iv) voluntary dissolution of the Corporation pursuant to Section 1900 of the California General Corporation Law, or (v) a plan of distribution in the course of dissolution of the Corporation other than in accordance with the liquidation rights of outstanding preferred shares, if any, pursuant to Section 2007 of the California General Corporation Law; and

(f) such other matters, if any, as may be expressly required by applicable law.

Section 5. QUORUM. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote at the meeting, represented by holders in person or by proxy at the meeting, shall constitute a quorum for the transaction of business at the meeting. Whenever under the California General Corporation

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Law any shares are disqualified from voting on any matter, they shall not be considered outstanding for purposes of determining the quorum required at a meeting held to act upon that matter.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, and by any greater number of shares otherwise required to take such action by applicable law or the Articles of Incorporation.

Section 6. CONDUCT OF MEETINGS. Subject to the requirements of applicable law, and the express provisions of the Articles of Incorporation and these Bylaws, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the chairman of the meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the Board of Directors and, in the absence of any such designation, shall be the President of the Corporation.

Section 7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 5 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING. The Board of Directors may fix a record date for the determination of the shareholders entitled to vote at any meeting of shareholders, and if a record date for voting purposes is not fixed by the Board, it shall be determined as provided in Section 1 of Article VIII.

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Unless the Articles of Incorporation provide for more or less than one vote per share, and subject to the following provisions with respect to voting on election of directors, each outstanding share, regardless of class, shall be entitled to one vote on each matter on which such share is entitled to be voted. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder’s votes and to give one candidate a number of votes equal to the number of directors to be elected by the class of shares such shareholder is entitled to vote, multiplied by the number of votes to which such shareholder’s shares are normally entitled, or to distribute such shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes in accordance with the preceding sentence unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate votes. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or (except in voting upon election of directors) vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote. Voting by the shareholders may be a voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

Except as provided in the second paragraph of Section 5 of this Article II:

(a) the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required for such act by the California General Corporation Law or the Articles of Incorporation; provided that, whenever under the California General Corporation Law any shares are disqualified from voting on any matter, such shares shall not be considered outstanding for purposes of determining the required vote to approve such matter; and

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(b) in the election of directors, the candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against the director and votes withheld shall have no legal effect.

Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 4(e) of this Article II, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 10. PROXIES. Every person entitled to vote shares of this Corporation shall have the right to do so in person or by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation, authorizing another person or persons to vote or execute consents with respect to such shares. Subject to the provisions of this Section and applicable law, any proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

A proxy (other than a proxy which states that it is irrevocable and otherwise meets the requirements of Section 705(e) of the California General Corporation Law) is revoked by:

(a) a written instrument revoking it, or a duly executed proxy bearing a later date, executed by the person executing the proxy being revoked, filed with the Secretary of the Corporation prior to the vote pursuant thereto; or

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(b) as to any meeting, by attendance at such meeting and voting of the shares subject thereto by the person executing the proxy; or

(c) written notice of the death or incapacity of the maker of the proxy received by the Corporation before the vote pursuant thereto is counted (but the death or incapacity of the maker of the proxy does not revoke the proxy prior to the receipt by the Corporation of such written notice); or

(d) the expiration of eleven (11) months from the date of the execution of the proxy, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

Section 11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, then, unless other persons are appointed by the Board of Directors prior to the meeting, the chairman of any such meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one or three. If inspectors of election are to be appointed at a meeting on the request, of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

The duties of such inspectors shall be as prescribed in Section 707 of the California General Corporation Law and shall include: (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents and determining the result; and (e) taking such other action as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

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The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

(a) Select and remove all officers, agents, and employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws; fix their compensation; and require from them security for faithful service.

(b) Change the principal executive office or the principal business office in the State from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or without the State; designate any place within or without the State for the holding of any shareholders’ meetings, including annual meetings; adopt, make and use a corporate seal and prescribe the form of certificates of stock; and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of applicable law.

(c) Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

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(d) Borrow money and incur indebtedness for the purpose of the Corporation and cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by approval of the outstanding shares. In the event that the number of directors is, or at any time becomes, five (5) or more, then an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to or more than twenty percent (20%) of the outstanding shares entitled to vote.

Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose, or at the next annual meeting of shareholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until the director’s earlier resignation or removal or until the director’s office has been declared vacant in the manner provided in these Bylaws.

Section 4. RESIGNATION AND REMOVAL OF DIRECTORS. The Board of Directors may remove any director who has been declared of unsound mind by an order of the court or who has been convicted of a felony. In addition, any or all of the directors may be removed without cause if such removal is approved by the vote or written consent of holders of a majority of the outstanding shares entitled to vote on the election of directors, subject to the following:

(a) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and

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(b) When, by the provisions of the Articles of Incorporation, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, or at any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 5. VACANCIES. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by approval of the shareholders. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy on the Board of Directors exists when any authorized director position is not filled by a duly elected director for any reason. Examples of vacancy include, but are not limited to, director positions not filled because of: death, resignation, removal and increase in the number of authorized director positions.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

If, after all vacancies on the Board of Directors have been filled, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the shareholders to elect the entire Board. The term of office of any director not elected by the shareholders shall terminate upon the election of a successor.

Section 6. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State

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that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or without the state that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

Section 7. ANNUAL MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of the annual meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided that notice of any change in the time of any such meetings shall be given to all of the directors in the same manner as notice for special meetings of the Board of Directors.

Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors, for the purpose of taking any action permitted by the directors under the California General Corporation Law and the Articles of Incorporation, may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary or by any two directors.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to hold the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Subject to the preceding sentence, notice of the time and place of special meetings shall be given to each director (a) personally or by telephone or by telegraph, in each case forty eight (48) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to the director at the director’s address as it is shown upon the records of the Corporation or, if it is not so shown on such records and is not readily

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ascertainable, at the place at which the meetings of the directors are regularly held, at least four (4) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Any notice, waiver of notice or consent to holding a meeting shall state the time and place of the meeting but need not specify the purpose of the meeting.

Section 10. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California General Corporation Law (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees) and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice and a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice and consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 12. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

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Section 13. NOTICE OF ADJOURNMENT. If any meeting is adjourned for more than twenty-four (24) hours, notice of any adjourned meeting to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent shall be filed with the minutes of the proceedings of the Board.

Section 15. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

ARTICLE IV

COMMITTEES OF BOARD OF DIRECTORS

Section 1. APPOINTMENT AND POWERS. By resolution adopted by a majority of the authorized number of directors, the Board of Directors may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a) the approval of any action which, under the California General Corporation Law, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or on any committee;

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(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the adoption, amendment or repeal of Bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g) the appointment of any other committees of the Board of Directors or the members thereof.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article III, Sections 6 (place of meetings), 8 (regular meetings), 9 (special meetings and notice), 10 (quorum), 11 (waiver of notice), 12 (adjournment), 13 (notice of adjournment) and 14 (action without meeting), with such changes, in the context of the Bylaws, as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors or the committee. Special meetings of committees may also be called by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules governing any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more vice- presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person.

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Section 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of the Corporation and any such officer under any contract of employment with the Corporation.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision,

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direction and control of the business and the officers of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. VICE-PRESIDENTS. In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice-president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, the President or the Chairman of the Board.

Section 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws to be given, and shall keep the seal of the Corporation in safe custody, as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the

Bylaws of

RUTH’S CHRIS STEAK HOUSE #10, INC.

properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES, AND OTHER AGENTS

Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this Corporation or any subsidiary of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative, and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2. ACTIONS BROUGHT BY OTHER THAN THE CORPORATION. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action brought by or in the right of this Corporation) by reason of the fact that the person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause

Bylaws of

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to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that his or her conduct was unlawful.

Section 3. ACTIONS BROUGHT BY OR IN THE RIGHT OF THE CORPORATION. In any threatened, pending or completed action brought by or in the right of the Corporation, the Corporation shall indemnify any person who:

(a) was, is or is threatened to be sued in such action in that person’s capacity as a past or present agent of the Corporation; and

(b) in performing the conduct complained of in that action, acted:

(i) in good faith, in a manner that person believed to be in the best interests of the Corporation; and

(ii) with such care, including reasonable inquiry, as an ordinarily prudent person would use under similar circumstances.

This indemnification shall include only those expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action. No indemnification shall be made under this Section 3:

(a) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this Corporation in the performance of that person’s duty to this Corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses;

(b) for amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c) for expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Bylaws of

RUTH’S CHRIS STEAK HOUSE #10, INC.

Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, notwithstanding the limitations on indemnification expressed in those Sections 2 and 3 and in Sections 5 and 8 of this Article.

Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this Article VI, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case on a determination that indemnification is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

(a) a majority vote of a quorum consisting of directors who are not parties to the proceeding; or

(b) approval by the affirmative vote of a majority of shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(c) the court in which the proceeding is or was pending, on application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this Corporation.

Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VI.

Section 7. OTHER CONTRACTUAL RIGHTS. Rights to indemnification under this Article VI shall apply whether or not the proceeding to which the indemnification relates arose in whole or in part prior to the adoption of this Article. In the event of the death of the person to be indemnified, whether before or after initiation of such proceeding, the right shall extend to the person’s heirs and legal representatives. Nothing contained in this Article VI shall affect any other rights to indemnification to which such agents of this Corporation or any subsidiary of this Corporation may be entitled by contract or otherwise.

Bylaws of

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Section 8. LIMITATIONS. No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

(a) that it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. INSURANCE. Upon and in the event of a determination by the Board of Directors of this Corporation to do so, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agency’s status as such, whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this Section.

Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Corporation as defined in Section 1 of this Article. However, the Corporation shall have the right to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 207(f) of the California General Corporation Law. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII

RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Bylaws of

RUTH’S CHRIS STEAK HOUSE #10, INC.

Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office or, if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, certified by the Secretary, which shall be open to inspection by any shareholder at all reasonable times during office hours. If the principal executive office of the Corporation is outside this state and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the Bylaws, as amended to date.

Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts, at the holder’s expense.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have the absolute right, in person or by agent or attorney, to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the Corporation and to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of the demand. The list shall be made

Bylaws of

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available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

The foregoing rights of inspection shall extend to the records of each subsidiary of the Corporation.

Section 4. ANNUAL REPORT TO SHAREHOLDERS. The requirement of an annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with; however, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as it deems appropriate.

Section 5. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for a quarterly period of a fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months. Each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the Corporation as of the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver it personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall also be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

The quarterly income statements and balance sheets referred to in this Section 5 shall be accompanied by the report thereon,

Bylaws of

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if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

Section 6. ANNUAL STATEMENT OF GENERAL INFORMATION. The Corporation shall file each year, as required by the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the California General Corporation Law.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or to give consent to corporate action in writing without a meeting, to receive any report, to receive payment of any dividend or distribution or allotment of rights or to exercise rights in respect to any other lawful action. The record date so fixed in advance shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed.

If no record date is fixed by the Board of Directors:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the business day next preceding the day on which notice is given or, if notice is waived, the business day next preceding the day on which the meeting is held;

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and

Bylaws of

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(c) the record date for determining shareholders for any other purpose shall be the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than sixty (60) days from the date set for the original meeting.

Subject to the provisions of Section 702, 703 and 704 of the California General Corporation Law relating to voting of shares held by a fiduciary, receiver, pledgee or a minor or in the name of a corporation or in joint ownership, only shareholders of record at the close of business on the record date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, as to which such record date is fixed, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or applicable law.

Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. Except as the Bylaws otherwise provide, the Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation to any contract, commitment or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 4. STOCK CERTIFICATES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefore and the amount

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paid thereon. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares shall also contain such legend or other statement as may be required by Sections 409(d), 417 and 418 of the California General Corporation Law, by the Corporate Securities Law of 1968, by any other applicable laws or by any agreement between the Corporation and the issuee thereof.

Subject to the provisions of Section 5 of this Article VIII, no new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time.

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate .for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but such order operates to suspend such rights only after notice and until compliance. The duty to surrender any outstanding certificates may also be enforced, by civil action.

Section 5. LOST CERTIFICATES. Notwithstanding the provisions of the third paragraph of Section 4 of this Article VIII, the Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for

Bylaws of

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indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. All rights incident to any and all shares of another corporation or corporations standing in the name of this Corporation may be exercised by such officer, agent or proxy holder as the Board of Directors may designate. In the absence of such designation, such rights may be exercised by the Chairman of the Board or the President of this Corporation, or by any other person authorized to do so by the Chairman of the Board or the President of this Corporation.

Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, and by applicable law, bylaws other than a bylaw or an amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.

Bylaws of

RUTH’S CHRIS STEAK HOUSE #10, INC.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of Ruth’s Chris Steak House #10, Inc., a California corporation; and

(2) That the foregoing Bylaws, comprising twenty-seven (27) pages, including this Certificate page, constitute the Bylaws of this Corporation as duly adopted by action of the Incorporator of this Corporation as of July 6, 1989.

IN WITNESS WHEREOF, I have executed this Certificate of Secretary and affixed the seal of the Corporation as of the 7th day of July, 1989.

/S/ RUTH U. FERTEL
RUTH U. FERTEL,
Secretary